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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported) April 8, 1999

                                 SurgiLight, Inc.
               (Exact name of Registrant as specified in charter)



           Delaware                  0-24897              35-1990562
   (State or other jurisdiction    (Commission         (I.R.S. Employer
       of incorporation)           File Number)        Identification No.)


   7055 University Blvd, Winter Park, Florida                32792
   (Address of principal executive offices)                (Zip code)



Registrant's telephone number, including area code      (407) 657-6500


                          MAS Acquisition III Corp.
                           1710 E. Division St.
                         Evansville, Indiana 47711
         (Former name or former address, if changed, since last report)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)(1)

(i) The former certifying accountant Tubbs & Bartnick, P.A. was dismissed by the Company on March 31, 1999.

(ii) The former accountant's reports on the financial statements since inception on July 31, 1996 to December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) The decision to change accountants was approved by the board of directors.

(iv) Since inception on July 31, 1996 to December 31, 1998 and the interim period to March 31, 1999, there were no disagreements with the former accountants on any matter of accounting principles or procedures, financial statement disclosure, or auditing scope or procedures.

(a)(2) On March 31, 1999, Rachel L. Siu was appointed as the Company's new certifying accountant. Ms. Siu was not consulted with by the Company prior to the merger. Ms. Siu has been the certifying accountant of SLI prior to the merger described in this Form 8-K.

(a)(3) The Registrant has request from its former accountant a letter addressed to the Commission stating their agreement with the statements in this item.

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(b) Exhibits

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   Exhibit Number             Description

         16.0              Letter from Former Certifying Accountant
                           (to be filed by amendment)

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 Date:    April 8, 1999

                                     SurgiLight, Inc.


                                     By: /s/J.T. Lin
                                        --------------------------------
                                         J.T. Lin, President and CEO
                                         and Chairman of Board Directors


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EXHIBIT 16.0

TUBBS & BARTNICK, P.A.
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS

April 5, 1999

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

RE: MAS Acquisition III Corp.

Dear Sir/Madam:

Pursuant to the request of the above referenced Company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated March 31, 1999, and

(2) We agree with the response.

Sincerely,
Tubbs & Bartnick, P.A.
/s/Tubbs & Bartnick, P.A.

  2300 GLADES ROAD, SUITE 415E, BOCA RATON, FL 33431,
           TEL (561) 361-0330, FAX (561) 368-7720
      (Member - AICPA Division for CPA Firms)

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